Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated November 18, 2021 with respect to the financial statement of The Finite Solar Finance Fund included herein and to the references to our firm under the headings  “Auditors” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Report of Independent Registered Public Accounting Firm & Financial Statements” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP

Columbus, Ohio
November 18, 2021